SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549
______________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                         May 2, 2011

CRAFT BREWERS ALLIANCE, INC.
(Exact Name of Registrant as Specified in Charter)

Washington	0-26542	91-1141254
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

929 North Russell Street
Portland, OR 97227-1733
 (Address of Principal Executive Offices, Zip Code)

(503) 331-7270
 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Equity Purchase Agreement

On May 2, 2011 (the “Closing Date”), Craft Brewers Alliance, Inc. (“CBA” or the “Company”), Anheuser-Busch, Incorporated (“A-B”), and Goose Holdings, Inc. (“GHI”) completed the transaction contemplated by the equity purchase agreement (the “Purchase Agreement”) dated as of February 18, 2011, pursuant to which the Company and GHI (collectively, the “Sellers”), sold all of the equity in Fulton Street Brewery, LLC (“FSB”) to A-B.  The aggregate consideration paid by A-B was approximately $39.8 million (“Purchase Consideration”) and was determined by arm’s length negotiation among the parties. The Company held a 42 percent interest in FSB as of the Closing Date, which it accounted for as an equity investment.

The Company’s share of the Purchase Consideration for its 42 percent interest in FSB was $16.4 million, composed of $15.1 million in cash, which included $150,000 for reimbursement of associated transaction costs, and $1.3 million placed in escrow to satisfy valid claims, if any, that may be asserted by A-B in connection with breaches of representations and warranties made by the Sellers in the Purchase Agreement. The Purchase Consideration is subject to verification by the parties to the Purchase Agreement of the final balance sheet of FSB, including its working capital position, as of the Closing Date. A copy of the Purchase Agreement was filed as exhibit 2.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

The Company became a party to the Purchase Agreement pursuant to the Joinder to Equity Purchase Agreement (the “Joinder Agreement”) dated May 2, 2011, by and among A-B, GHI and the Company. The Company's Board of Directors (the “Board”) approved the execution of the Joinder Agreement.  The A-B designated director did not participate in the approval process. A copy of the Joinder Agreement is filed as exhibit 2.1 to this current report on Form 8-K.

The Company held a right of first refusal under the operating agreement among FSB, GHI and the Company that permitted it to purchase GHI’s interest in FSB on the same terms and conditions as set forth in the Purchase Agreement.  Pursuant to the Joinder Agreement, the Company waived its rights to purchase FSB on these terms.

A-B beneficially owns 32.2% of the Company's outstanding common stock.

Modification to Master Distributor Agreement with A-B

On the Closing Date, the Company and A-B modified the Master Distributor Agreement (as amended and restated, the “Distributor Agreement”), which the parties had originally executed June 30, 2004. A copy of the Distributor Agreement is filed as exhibit 10.2 to this current report on Form 8-K.

In connection with the Company’s sale of its interest in FSB, A-B and the Company modified the Distributor Agreement principally to set the Margin fees (“Margin fees”) to be paid to A-B for all draft or bottled beer sold through A-B or the associated A-B distribution network, except for beer sold in qualifying territories, as defined, from May 1, 2011 (the “Commencement Date”) until December 31, 2018, at $0.25 per case equivalent.  Beer sold through A-B or the associated A-B distribution network in qualifying territories, as defined, until September 30, 2013, will be exempt from Margin fees, and thereafter will be assessed Margin fees at the $0.25 per case equivalent through December 31, 2018. The exemption from Margin fees for beer sold in the qualifying territories is subject to certain conditions, including the Company incurring sales and marketing expenses in the qualifying territories at or above specified amounts. The Distributor Agreement sets Margin fees to be paid to A-B for the renewal period, beginning January 1, 2019 and ending December 31, 2028, at $0.75 per case equivalent in the event the Distributor agreement is renewed.  The Distributor Agreement eliminates the provision for incremental fees to be paid to A-B for any shipments that exceed the volume of shipments made during the corresponding periods in fiscal 2003.

Additional terms of the Distributor Agreement allow the Company, in the event the Company purchases additional beer brands, to elect to use an alternative distribution network to A-B’s distribution network for such brands, and for A-B to provide enhanced selling support for the Company’s brands.

Modification to Exchange and Recapitalization Agreement with A-B

On the Closing Date, the Company and A-B modified the Exchange and Recapitalization Agreement (as amended and restated, the “Exchange Agreement”), which the parties had originally executed June 30, 2004. A copy of the Exchange Agreement is filed as exhibit 10.1 to this current report on Form 8-K.

In connection with the Company’s sale of its interest in FSB, A-B and the Company modified the Exchange Agreement principally to a) increase the aggregate amount the Company may spend to acquire any assets or business related to the production or distribution of malt beverage products, without obtaining A-B’s prior approval, from $15 million to $30 million; b) increase the aggregate book value of the Company’s assets the Company may sell or dispose of in a single transaction or a related series of transactions, without obtaining A-B’s prior approval, from $15 million to $30 million; and c) eliminate a provision under which, in the event of the termination of the Master Distributor Agreement between the parties, A-B had the right to solicit and negotiate offers from third parties to purchase all or substantially all of the assets or common stock of the Company or to enter into a merger or consolidation transaction with the Company and to cause the Board to consider any such offer.

Item 2.01	Completion of Acquisition or Disposition of Assets

On the Closing Date, the Company completed its disposition of its 42 percent interest in FSB pursuant to the equity purchase transaction referenced under the heading “Equity Purchase Agreement” in Item 1.01 of this Form 8-K, which information is incorporated herein by reference, in exchange for its share of the Purchase Consideration, consisting of $15.1 million in cash consideration and an additional $1.3 million placed in escrow as described in Item 1.01 of this Form 8-K. The Company accounted for its interest in FSB under the equity method of accounting, and used a one-month lag to record its share of the net earnings of FSB. The book value of the Company’s equity investment in FSB was $5.6 million as of March 31, 2011.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits
2.1	Joinder to Equity Purchase Agreement dated May 2, 2011
2.2
Equity Purchase Agreement by and among each of the members of Fulton Street Brewery, LLC, as Sellers, and Anheuser-Busch, Incorporated (“A-B”), as Purchaser, dated as of February 18, 2011 (incorporated by reference from Exhibit 2.2 to the Registrant’s Form 10-K for the year ended December 31, 2010)

10.1	Amended and Restated Exchange and Recapitalization Agreement dated as of May 1, 2011 between the Registrant and A-B
10.2	Amended and Restated Master Distributor Agreement dated as of May 1, 2011 between the Registrant and A-B

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRAFT BREWERS ALLIANCE, INC.

Dated: May 3, 2011	By:	/s/ Mark D. Moreland
Mark D. Moreland
Chief Financial Officer
and Treasurer